Exhibit 99.1

FOR IMMEDIATE RELEASE

December 14, 2011
Thomas S. Irwin (954) 987-4000 ext. 7560
Victor H.  Mendelson (305) 374-1745 ext. 7590

HEICO CORPORATION ANNOUNCES NEW
$670 MILLION CREDIT FACILITY

Hollywood, FL and Miami, FL, — HEICO Corporation (NYSE: HEI.A and HEI) has entered into a new $670 million senior unsecured revolving credit facility with a banking syndicate led by SunTrust Bank, Wells Fargo Bank and Bank of America.  The revolving credit facility may be increased to $800 million under certain circumstances and replaces the Company’s current $300 million revolving credit facility.  The borrowings under the amended credit facility bear interest at spreads over LIBOR rates ranging from 75 to 225 basis points based on leverage measurements and mature in December 2016.  Under certain circumstances, the maturity may be extended for two one-year periods.

Laurans A. Mendelson, HEICO’s Chairman and Chief Executive Officer, remarked, “We are gratified that HEICO’s excellent performance and credit characteristics have enabled us to more than double our existing credit facility.  Our banking syndicate of high-quality banks, led by SunTrust Bank, Wells Fargo Bank and Bank of America, shows great confidence in HEICO as a result of our strong historical performance and our outlook.  Other banks participating are PNC Bank, as documentation agent, Branch Banking and Trust Company, US Bank, RBS Citizens, Synovus Bank, Northern Trust Company, JPMorgan Chase Bank, Sabadell United Bank, Fifth Third Bank, Mercantil Commercebank and Florida Community Bank. We are proud of our relationships with them and look forward to continuing to work together.

The new credit facility provides us additional flexibility for our capital needs.  HEICO has historically used its revolving credit facility principally to fund acquisitions and we anticipate that the new facility will allow us to continue to aggressively pursue high quality acquisition opportunities such as the recently completed acquisitions of 3D Plus SA and Switchcraft, Inc.”

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space, medical, telecommunication and electronic industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group.  HEICO’s customers include a majority of the world’s airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to medical, telecommunication and electronic equipment manufacturers.  For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies.  HEICO’s actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; HEICO’s ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; and HEICO’s ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest and income tax rates and economic conditions within and outside of the aviation, defense, space, medical, telecommunication and electronic industries, which could negatively impact our costs and revenues.  Parties receiving this material are encouraged to review all of HEICO’s filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.